UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2023

Harpoon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38800	47-3458693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 400 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 443-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HARP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 22, 2023, Harpoon Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the institutional accredited investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) an aggregate of 12,805,350 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, and to certain investors, in lieu of Shares, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 4,362,000 shares of common stock. In each case, the Shares (or Pre-Funded Warrants) will be accompanied by warrants (the “Warrants”) to purchase an aggregate of up to 8,583,675 additional shares of common stock. The purchase price per Share and accompanying Warrant to purchase half a share of common stock will be $5.8345 (or $5.8344 per Pre-Funded Warrant and accompanying Warrant, which represents the price of $5.8345 per share and accompanying Warrant to be sold in the Private Placement, minus the $0.0001 per share exercise price of each such Pre-Funded Warrant). The exercise price of each full Warrant is $5.8345 per share. The Warrants are exercisable at any time after their original issuance and expire three years after the closing date of the Private Placement. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.

The Warrants and Pre-Funded Warrants to be issued in the Private Placement will provide that a holder of Warrants or Pre-Funded Warrants will not have the right to exercise any portion of its Warrants or Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99%, 9.99% or 19.9%, as applicable, of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). A holder may reset the Beneficial Ownership Limitation as to itself to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to the Company.

Existing investors and entities affiliated with certain directors of the Company are Investors under the Purchase Agreement. New Leaf Biopharma Opportunities II, L.P. and New Leaf Ventures III, L.P., both funds affiliated with Ron Hunt, purchased Shares and Warrants for an aggregate purchase price of approximately $9 million.

The Private Placement is expected to close on or about October 25, 2023, subject to the satisfaction of certain customary closing conditions. Following the closing of the Private Placement, there will be approximately 16,831,194 shares of the Company’s common stock outstanding. The Company expects to receive total gross proceeds of up to $150 million, with upfront gross proceeds of approximately $100 million and up to an additional $50 million of gross proceeds upon cash exercise of the Warrants, before deducting placement agent fees and offering expenses. The Company intends to use the net proceeds to fund its clinical development programs from its platforms, including ongoing as well as future late-stage clinical studies of HPN328. The proceeds will also be used for working capital and other general corporate purposes.

The foregoing descriptions of the Securities Purchase Agreement, the Warrants and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of each such document, which are filed as Exhibits 10.1, 4.1 and 4.2 hereto, respectively, and incorporated by reference herein.

Registration Rights Agreement

Also on October 22, 2023, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares and the issuance of the shares of common stock underlying the Warrants and Pre-Funded Warrants held by the Investors (the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission to register for resale the Registrable Securities. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The securities issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities in the Private Placement will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 3.03	Material Modification to Rights of Security Holders.

Anniversary-Based Redemption of Series A Preferred Stock

As previously disclosed, on March 23, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to designate 25,000 shares out of the authorized but unissued shares of its preferred stock as 8.000% Series A redeemable preferred stock, par value $0.0001 per share (“Series A Preferred Stock”). Under the terms of the Certificate of Designation, the Company is obligated to redeem out of funds legally available therefor all outstanding shares of Series A Preferred Stock at the Redemption Price Per Share (as defined in the Certificate of Designation) on the third anniversary of March 23, 2023, which date may be changed by consent of the Requisite Holders (as defined in the Certificate of Designation). In connection with the Private Placement, on October 22, 2023, in accordance with the Certificate of Designation, the Requisite Holders approved an extension of such redemption date from March 23, 2026 (the third anniversary of the original issuance date) to March 23, 2028 (the fifth anniversary of the original issuance date).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “may,” “will,” “would,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements, including without limitation statements regarding the expected closing of the Private Placement, anticipated proceeds from the Private Placement and the use thereof, the Company’s plans to file a registration statement to register the resale of the shares of common stock to be issued and sold in the Private Placement and the issuance of the shares of common stock issuable upon exercise of the Pre-Funded Warrants and Warrants, and the Company’s development plans with respect to its product candidates. These forward-looking statements are based on Harpoon Therapeutics’ expectations and assumptions as of the date of this Current Report on Form 8-K. These forward-looking statements are subject to risks and uncertainties that could cause results and events to differ significantly from those expressed or implied by the forward-looking statements. Many factors that may cause Harpoon Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in Harpoon Therapeutics’ filings with the U.S. Securities and Exchange Commission, including under “Risk Factors” in Harpoon Therapeutics’ quarterly report on Form 10-Q for the quarter ended June 30, 2023 and future filings by Harpoon Therapeutics. Except as required by law, Harpoon Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of October 2023 Warrant to Purchase Common Stock or Pre-Funded Warrants.

4.2	Form of October 2023 Pre-Funded Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harpoon Therapeutics, Inc.

Date: October 23, 2023	By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer